EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We consent to the inclusion in this registration statement on Form S-4 of our reports dated August 16, 1996, on our audits of the financial statements of TPC Finance Corp. and Texas Olefins Company, subsidiaries and affiliate, which includes explanatory paragraphs relating to the acquisition of Texas Olefins Company and changes in accounting principles. We also consent to the reference to our firm under the caption "Experts."

                                          COOPERS & LYBRAND L.L.P.

Houston, Texas
October 11, 1996